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                                                                    EXHIBIT 21.1

Subsidiary                                        Jurisdiction of Incorporation
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Eyetech Pharmaceuticals (Ireland) Limited                   Ireland

Eyetech Pharmaceuticals Boulder, Inc.                       Delaware